Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. to Appoint Steven E. Crouse
as Chief Financial Officer

(FAIRMONT, W.Va.) September 14, 2022 – In connection with the previously announced definitive merger agreement of MVB Financial Corp. (“MVBF,” “MVB Financial” or “MVB”) (Nasdaq: MVBF) and Integrated Financial Holdings Inc. (“IFH”) (OTCQX: IFHI), Steven E. Crouse will be appointed Chief Financial Officer of MVBF upon closing of the transaction.

In his new role, Crouse will be responsible for all financial and fiscal management aspects of company operations for MVB. Reporting to Don Robinson, President of MVBF and MVB Bank, Crouse will provide leadership and coordination in administrative, business planning, accounting, finance and budgeting efforts of the company.

“With his nearly 30 years of banking experience, we are pleased to have Steve join Team MVB as a trusted partner,” Robinson said. “As a seasoned executive, Steve will provide immediate value to our organization.”

Crouse most recently served as Executive Vice President (EVP), Chief Financial Officer for Integrated Financial Holdings (“IFH”). He joined the IFH family of companies in 2019. In addition to overseeing the audit function for West Town Bank & Trust, he was responsible for the financial management of the holding company and the bank.

Prior to his tenure at IFH, Crouse was the EVP, Chief Financial Officer at Paragon Bank (now TowneBank) and Senior Vice President, Finance and Chief Accounting Officer at Capital Bank Financial Corporation, working to help develop strategies to maximize shareholder value. He also spent time as an Audit Manager at McGladrey & Pullen. He serves as an Executive Board Member and past Director of Finance for the Boy Scouts of America and holds a B.A. degree in Accounting from North Carolina State University.

Crouse, a Certified Public Accountant, is a graduate of Leadership Raleigh 24, a member of the Board of Directors for Junior Achievement of Eastern North Carolina and is 2022 Chairman of the North Carolina Bankers Association’s NC Bank CFO Peer Group. In 2013 he was named CFO of the Year-Good Samaritan Award by the Triangle Business Journal for his volunteer work with nonprofits. In 2017 he was named CFO of the Year-Large Public Company by the Triangle Business Journal. Crouse and his family reside in Apex, North Carolina.

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About MVB Financial Corp.

MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this earnings release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.